UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 9, 2004

STANCORP FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

State of Oregon	1-14925	93-1253576
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 SW Sixth Avenue, Portland, Oregon	97204
(Address of principal executive offices)	(Zip Code)

(503) 321-7000

(Registrant’s telephone number, including area code)

No Change

(Former name, former address and former fiscal year, if changed since last report)

Item 7. Financial Statements and Exhibits

(c) Exhibits

99.1	StanCorp Financial Group, Inc. press release dated February 9, 2004

Item 9. Regulation FD Disclosure

On February 9, 2004, StanCorp Financial Group, Inc. issued a press release authorizing the purchase of 1.5 million shares of the Company’s Common Stocks under a share repurchase program expiring on December 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 10, 2004

STANCORP FINANCIAL GROUP, INC.

/s/ Cindy J. McPike
Cindy J. McPike
Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
* 99.1	StanCorp Financial Group, Inc. press release dated February 9, 2004

*	Filed herewith